Exhibit 10.18

*** CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Amendment No. 1 dated September 18, 2009 (the “Amendment Effective Date”)

to the License Agreement dated October 28, 2008 (the “Agreement”)

by and between Lpath, Inc., a corporation organized under the laws of Nevada having its place of business at 6335 Ferris Square, Suite A, San Diego, California, United States of America (“Lpath”), and Merck KGaA, a corporation with general partners organized under German law having a place of business at Frankfurter Strasse 250, 64293 Darmstadt, Germany (“Merck”). Lpath and Merck may each be referred to herein as a “Party” or, collectively, as “Parties”.

WHEREAS, the Parties collaborate in the Development of the Compound under the terms of the Agreement;

WHEREAS, in doing so, the Parties, have determined that certain pre-clinical activities with respect to the Compound need to be undertaken to further the Development of the Compound as contemplated in the Agreement;

WHEREAS, the Parties have now agreed how to fund such pre-clinical activities;

***

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

1.	All terms in capital letters used in this Amendment shall have the meaning provided for in the Agreement.

2.	Section 3.1 shall become Section 3.1(a). A new Section 3.1(b) shall be added after Section 3.1(a) as follows:

“Under the guidance of the JSC Lpath and Merck shall agree, as soon as is reasonably possible, a detailed pre-clinical program consisting of pre-clinical combination studies with the Licensed Product designed to provide Merck with additional data and material for its decision whether or not to deliver to Lpath a Development Transfer Notice (such program hereinafter the “Additional Pre-Clinical Program”). Once agreed, the Additional Pre-Clinical Program shall be undertaken and paid for by Merck, except that Lpath shall bear its own cost and expense for such activities as Merck and Lpath may mutually agree that Lpath will conduct in the Additional Preclinical Program and further provided, however, that Lpath agrees that if, and at such time as, Merck pays to Lpath the amounts set forth in Section 5.3 for achievement of Development Milestone 2, Lpath will pay to Merck the amount of *** as a pre-agreed lump sum payment to reimburse (fully or partially, as the case may be) the cost and expenses incurred by Merck in conducting the Additional Pre-Clinical Program, *** Lpath shall provide in a timely fashion at its cost and expense sufficient quantities of the Compound (sonepcizumab) in the agreed formulation for the conduct of mutually agreed activities in the Additional Pre-Clinical Program.”

3.	In consideration of the foregoing, Merck commits to extend the Initial Development Period on or before September 27, 2009 for an additional period of six (6) months.

In consideration of Merck’s commitment to (a) conduct the Additional Pre-Clinical Program, and (b) extend the Initial Development Period by additional six (6) months, Lpath agrees, without further compensation and in particular without any monthly funding to be paid by Merck to Lpath, to extend the Initial Development Period by two (2) additional months so that Merck shall have the right to deliver to Lpath the Development Transfer Notice no later than twenty (20) months after the Effective Date (i.e. June 27, 2010).

4.	This Amendment shall become effective on the Amendment Effective Date.

5.	Except as set forth in this Amendment, the terms and conditions of the Agreement shall remain unchanged.

Lpath, Inc.		Merck KGaA

By:	/s/ Scott R. Pancoast	By:	/s/ Claudia Herrman
Name:	Scott R. Pancoast	Name:	Dr. Claudia Herrmann
Title:	President and Chief Executive Officer	Title:	Head of GPU Oncology Chairperson of the JSC

By:	/s/ Gary J. G. Atkinson	By:	/s/ Jens Eckhardt
Name:	Gary J. G. Atkinson	Name:	Jens Eckhardt
Title:	Chief Financial Officer	Title:	Assistant General Counsel